Exhibit 5.1

CONFIDENTIAL AND PRIVILEGED
Advocaten Notarissen Belastingadviseurs

To Just Eat Takeaway.com N.V. (the "Issuer") Oosterdoksstraat 80 1011 DK Amsterdam The Netherlands	Claude Debussylaan 80 P.O. Box 75084 1070 AB Amsterdam T +31 20 577 1771 F +31 20 577 1775

Date 14 June 2021		G.N. Smeenk E gaby.smeenk@debrauw.com T +31 20 577 1446 F +31 20 577 1775

Our ref.	M37171899/1/20719760

Dear Sir/Madam,

Registration with the US Securities and Exchange Commission
of ordinary shares in the capital of the Issuer

1	INTRODUCTION

I act as Dutch legal adviser (advocaat) to the Issuer in connection with the Registration.

Certain terms used in this opinion are defined in the Annex (Definitions).

2	DUTCH LAW

This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

3	SCOPE OF INQUIRY

I have examined, and relied upon the accuracy of the factual statements in, the following documents:

(a)	A copy of:

(i)	the Registration Statement; and

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the Trade Register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction ("overeenkomst van opdracht") with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability.
Client account notaries ING Bank IBAN NL83INGB0693213876 BIC INGBNL2A.

CONFIDENTIAL AND PRIVILEGED
(ii)	each of the Equity Plans.

(b)	A copy of:

(i)	the Issuer's deed of incorporation and the Articles of Association, as provided to me by the Chamber of Commerce (Kamer van Koophandel);

(ii)	both Board Regulations; and

(iii)	the Trade Register Extract.

(c)	A copy of each Corporate Resolution.

In addition, I have obtained the following confirmations on the date of this opinion:

(d)	Confirmation by telephone from the Chamber of Commerce that the Trade Register Extract is up to date.

(e)
Confirmation through eeas.europa.eu/topics/sanctions-policy/8442/consolidated-list-of-sanctions_en and https://www.rijksoverheid.nl/documenten/rapporten/2015/08/27/nationale-terrorismelijst that the Issuer is not included on any Sanctions List.

(f)

(i)	Confirmation through https://insolventies.rechtspraak.nl; and

(ii)	confirmation through www.rechtspraak.nl, derived from the segment for EU registrations of the Central Insolvency Register;

in each case that the Issuer is not registered as being subject to Insolvency Proceedings.

I have not examined any document, and do not express an opinion on, or on any reference to, any document other than the documents referred to in this paragraph 3. My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document (or part of it) governed by a law other than Dutch law under that other law.

4	ASSUMPTIONS

I have made the following assumptions:

(a)

2 / 10

CONFIDENTIAL AND PRIVILEGED
(i)	Each copy document conforms to the original and each original is genuine and complete.

(ii)	Each signature is the genuine signature of the individual concerned.

(iii)	Each confirmation referred to in paragraph 3 is true.

(iv)	The Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion.

(b)	The Articles of Association and both Board Regulations remain in force without modification.

(c)	Each Corporate Resolution and each other resolution referred to in this opinion:

(i)	has been duly adopted (including, in the case of a shareholders' resolution, by all persons entitled to vote on that resolution) and remains in force without modification; and

(ii)	complies with the requirements of reasonableness and fairness (redelijkheid en billijkheid).

(d)

(i)	At the time of each issue of Registration Shares or grant of rights to acquire Registration Shares:

(A)	each of the Equity Plans remains in full force and effect without modification (other than any change of any maximum aggregate number of Ordinary Shares that may be issued under any Equity Plan);

(B)
the aggregate number of Registration Shares, or of any rights to acquire Registration Shares, that will be granted or issued under the Equity Plans will not exceed the maximum number permitted under the relevant Equity Plans;

(C)
such Registration Shares or such grant of rights to acquire Registration Shares will not exceed the maximum under the Transaction Authorisation, General Authorisation or any other future authorisation by the Issuer's general meeting to the Issuer's management board to issue Ordinary Shares or grant rights to acquire Ordinary Shares, as applicable, taking into account any other Ordinary Shares and/or rights to acquire Ordinary Shares issued or granted under such Transaction Authorisation,General Authorisation or other future authorisation, as applicable.

3 / 10

CONFIDENTIAL AND PRIVILEGED
(ii)

(A)	Each grant of rights to acquire Registration Shares will be validly granted, accepted and exercised in accordance with the relevant Equity Plans; and

(B)	each grant of rights to acquire Registration Shares will be valid, binding and enforceable against each party.

(iii)

(A)
The issue by the Issuer of any Registration Shares or of any grant of rights to acquire Registration Shares will have been validly authorised in accordance with the Articles of Association at the time of authorisation; and

(B)	statutory pre-emptive rights (voorkeursrechten) of the Issuer's shareholders in relation to the issue of the Registration Shares do not apply or will have been observed or validly excluded.

(iv)
To the extent a Registration Share will be issued, or a right to acquire a Registration Share will be granted, to a member of the Issuer's management board (bestuurder) or a member of the Issuer's supervisory board (commissaris), such Registration Share, or right to acquire a Registration Share, will be validly issued or granted in accordance with articles 2:135 and 2:135a BW.

(v)	The Issuer's authorised share capital at the time of each issue of Registration Shares and each grant of rights to acquire Registration Shares will be sufficient to allow for the issue or grant.

(vi)	The Registration Shares will have been:

(A)	issued in accordance with the relevant Equity Plans and in the form and manner prescribed by the Articles of Association at the time of issue; and

(B)	otherwise offered, issued and accepted by their subscribers in accordance with the relevant Equity Plans, and in accordance with all applicable laws (including, for the avoidance of doubt, Dutch law).

4 / 10

CONFIDENTIAL AND PRIVILEGED
(vii)	The nominal amount of the Registration Shares and any agreed share premium will have been validly paid.

5	OPINION

Based on the documents and investigations referred to and assumptions made in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and any matters not disclosed to me (including force (bedreiging), fraud (bedrog), undue influence (misbruik van omstandigheden) or a mistake (dwaling), in connection with the issue of Registration Shares), I am of the following opinion:

(a)	When issued, the Registration Shares will have been validly issued and will be fully paid and nonassessable[1].

6	QUALIFICATIONS

This opinion is subject to the following qualifications:

(a)
This opinion is subject to any limitations arising from (a) rules relating to bankruptcy, suspension of payments or Preventive Restructuring Processes, (b) rules relating to foreign (i) insolvency proceedings (including foreign Insolvency Proceedings), (ii) arrangement or compromise of obligations or (iii) preventive restructuring frameworks, (c) other rules regulating conflicts between rights of creditors, or (d) intervention and other measures in relation to financial enterprises or their affiliated entities.

(b)
An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.

(c)	A confirmation from an Insolvency Register does not provide conclusive evidence that an entity is not subject to Insolvency Proceedings.

1 In this opinion, "nonassessable" – which term has no equivalent in Dutch – means, in relation to a share, that the issuer of the share has no right to require the holder of the share to pay to the issuer any amount (in addition to the amount required for the share to be fully paid) solely as a result of his shareholdership.
5 / 10

CONFIDENTIAL AND PRIVILEGED
7	RELIANCE

(a)
This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration and not for any other purpose. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement.

(b)	Each person accepting this opinion agrees, in so accepting, that:

(i)	only De Brauw (and not any other person) will have any liability in connection with this opinion; and

(ii)
the agreements in this paragraph 7 and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and the Dutch courts will have exclusive jurisdiction to settle any dispute relating to them.

(c)	The Issuer may:

(i)	file this opinion as an exhibit to the Registration Statement; and

(ii)	refer to De Brauw giving this opinion in the Exhibit Index in the Registration Statement.

The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference as set out in that sentence is required under article 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully, De Brauw Blackstone Westbroek N.V.
/s/ Gaby Smeenk
Gaby Smeenk

6 / 10

CONFIDENTIAL AND PRIVILEGED
Annex – Definitions

In this opinion:

"Articles of Association" means the articles of association of the Issuer dated 31 January 2020.

"Board Regulations" means each of:

(a)	the management board regulations of the Issuer's management board (bestuur) dated 31 January 2020 and effective as per 31 January 2020; and

(b)	the supervisory board regulations of the Issuer's supervisory board (raad van commissarissen) dated 31 January 2020 and effective as per 31 January 2020.

"BW" means the Dutch Civil Code.

"Corporate Resolutions" means each of:

(a)
the resolutions of the Issuer's general meeting set out in minutes of its meeting held on 7 October 2020, including a resolution to designate the Issuer's management board as the corporate body authorised to resolve, subject to the approval of the Issuer's supervisory board, to issue shares or grant rights to acquire shares in the Issuer's capital in connection with the Transaction, including to satisfy any obligations pursuant to the Transaction in respect of employee stock option plans, up to a maximum of 233,297,041 Ordinary Shares (the "Transaction Authorisation");

(b)
the resolutions of the Issuer's general meeting set out in an extract of the draft minutes of its meeting held on 12 May 2021, including a resolution to designate the Issuer's management board as the corporate body authorised to resolve, subject to the approval of the Issuer's supervisory board, to issue shares or the rights to acquire shares in the Issuer's capital in connection with one or more incentive plans, up to a maximum of 3,720,388 Ordinary Shares (the "General Authorisation");

7 / 10

CONFIDENTIAL AND PRIVILEGED
(c)	the resolutions set out in an extract of the minutes of the Issuer's management board held on 31 May 2021, including resolutions to approve the JET Employee Long Term Incentive Plan;

(d)	the written resolution of the Issuer's management board dated 14 June 2021, including resolutions to assume the Grubhub Legacy Equity Plans.

"De Brauw" means De Brauw Blackstone Westbroek N.V.

"Dutch law" means the law directly applicable in the Netherlands.

"Equity Plans" means the Grubhub Legacy Equity Plans and the JET Employee Long Term Incentive Plan.

"Grubhub" means Grubhub, Inc.

"Grubhub 2013 Plan" means the Grubhub Inc. 2013 Omnibus Incentive Plan, as assumed by the Issuer in connection with the Transaction effective as of completion of the Transaction.

"Grubhub 2015 Plan" means the Grubhub Inc. 2015 Long-Term Incentive Plan, as assumed by the Issuer in connection with the Transaction effective as of completion of the Transaction.

"Grubhub Legacy Equity Plans" means the Grubhub 2013 Plan, the Grubhub 2015 Plan, the Tapingo Plan, the LevelUp Plan and the Inducement Awards.

"Inducement Awards" means the Grubhub Inc. December 2019 Restricted Stock Unit Inducement Awards, as assumed by the Issuer in connection with the Transaction effective as of completion of the Transaction.

8 / 10

CONFIDENTIAL AND PRIVILEGED
"Insolvency Proceedings" means insolvency proceedings as defined in Article 2(4) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

"Issuer" means Just Eat Takeaway.com N.V., with seat in Amsterdam, the Netherlands, Trade Register number 08142836.

"JET Employee Long Term Incentive Plan" means the Just Eat Takeaway.com N.V. Employee Long Term Incentive Plan.

"LevelUp Plan" means the SCVNGR, Inc. 2013 Stock Incentive Plan, as assumed by the Issuer in connection with the Transaction effective as of completion of the Transaction.

"Ordinary Shares" means ordinary shares (gewone aandelen), nominal value EUR 0.04 each, in the capital of the Issuer.

"Preventive Restructuring Processes" means public and/or undisclosed preventive restructuring processes within the meaning of the Dutch Act on Court Confirmation of Extrajudicial Restructuring Plans (Wet homologatie onderhands akkoord).

"Registration" means the registration of the Registration Shares with the SEC under the Securities Act.

"Registration Shares" means the Ordinary Shares to be issued pursuant to the Equity Plans.

"Registration Statement" means the registration statement on Form S-8 dated 14 June 2021 in relation to the Registration (excluding any documents incorporated by reference in it and any exhibits to it).

"Sanctions List" means each of:

(a)	each list referred to in:

(i)	Article 2(3) of Council Regulation (EC) No 2580/2001 of 27 December 2001 on specific restrictive measures directed against certain persons and entities with a view to combating terrorism;

(ii)
Article 2 of Council Regulation (EC) No 881/2002 of 27 May 2002 imposing certain specific restrictive measures directed against certain persons and entities associated with the ISIL (Da'esh) and Al-Qaida organisations, and repealing Council Regulation (EC) No 467/2001 prohibiting the export of certain goods and services to Afghanistan, strengthening the flight ban and extending the freeze of funds and other financial resources in respect of the Taliban of Afghanistan; or

9 / 10

CONFIDENTIAL AND PRIVILEGED
(iii)	Article (1)(1) of the Council Common Position of 27 December 2001 on the application of specific measures to combat terrorism; and

(b)	the national terrorism list (nationale terrorismelijst) of persons and organisations designated under the Sanction Regulation Terrorism 2007-II (Sanctieregeling terrorisme 2007-II).

"SEC" means the U.S. Securities and Exchange Commission.

"Securities Act" means the U.S. Securities Act of 1933, as amended.

"the Netherlands" means the part of the Kingdom of the Netherlands located in Europe.

"Tapingo Plan" means the Tapingo Ltd. – 2011 Option Plan, as assumed by the Issuer in connection with the Transaction effective as of completion of the Transaction.

"Trade Register Extract" means a Trade Register extract relating to the Issuer provided by the Chamber of Commerce and dated 14 June 2021.

"Transaction" means the proposed acquisition by the Issuer of 100% of the ordinary share capital of Grubhub in exchange for newly issued Ordinary Shares.

10 / 10